                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                               Commission  Only [as permitted
                                               by Rule 14a-6(e)(2)]
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule
      14a-11(c) or Rule 14a-12

                       UNITED ASSET MANAGEMENT CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
      4)  Proposed maximum aggregate value of transaction:
      5)  Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount previously paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

          UNITED ASSET MANAGEMENT CORPORATION        NORTON H. REAMER
          One International Place                    Chairman of the Board
          Boston, Massachusetts 02110                and Chief Executive Officer



          March 24, 2000


UAM(R)    Dear Stockholder:

          I am pleased to invite you to attend United Asset Management Corporation's 2000 Annual Meeting of Stockholders on Thursday, May 18, 2000. We will hold the meeting at 9:30 a.m. at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among Management, the Board of Directors and our stockholders, and I hope that you will be able to join us.

          On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the Annual Meeting, and the Proxy Statement, which describes the matters listed in the Notice. In this mailing, we have also enclosed UAM's 1999 Annual Report.

          If you are a stockholder of record, we have enclosed a Proxy Card, which allows you to vote on these matters. Simply mark, sign, date and mail your Proxy Card to our transfer agent, BankBoston, N.A. c/o EquiServe, Limited Partnership, in the enclosed postage-paid envelope. Alternatively, you may vote electronically using our transfer agent's Internet and telephone voting systems. Instructions on voting electronically are printed on your Proxy Card. Of course, you may attend the Annual Meeting and vote in person, even if you have sent in a Proxy Card or voted electronically.

          If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

          THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE ANNUAL MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

          Sincerely yours,

          /s/ Norton H. Reamer

                                                                               UNITED ASSET MANAGEMENT CORPORATION
                                                                               One International Place
                                                                               Boston, Massachusetts 02110

                                     Notice of Annual Meeting of Stockholders

TIME .......................................  9:30 a.m. on Thursday, May 18, 2000

PLACE ......................................  The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts

ITEMS OF BUSINESS ..........................  (1) To elect directors to serve until the next Annual Meeting of
                                                  Stockholders and until their successors are elected and
                                                  qualified.

                                              (2) To approve the Company's Second Amended and Restated 1994 Stock
                                                  Option Plan.

                                              (3) To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31,
                                                  2000.

                                              (4) To transact such other business as may properly come before the
                                                  Annual Meeting and any adjournment or postponement of the
                                                  Annual Meeting.

RECORD DATE ................................  You can vote if you are a stockholder of record at the close of business on Monday, March 20, 2000.

ANNUAL REPORT ..............................  We have enclosed UAM's 1999 Annual Report, which is not a part of the proxy solicitation material.

PROXY VOTING ...............................  It is important that your shares be represented and voted at the
                                              Annual Meeting. Whether or not you plan to attend the Annual
                                              Meeting, please mark, sign, date and promptly mail your Proxy Card to our transfer agent, BankBoston, N.A. c/o EquiServe, Limited
                                              Partnership, in the enclosed postage-paid envelope, or vote electronically by following the instructions printed on your Proxy
                                              Card.

                                              You may revoke your proxy at any time prior to its exercise at the
                                              Annual Meeting.

                                                          Joseph R. Ramrath
                                                          Secretary

March 24, 2000

                                                                                                            UAM(R)

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
PROXY STATEMENT ...........................................................    1
  Stockholders Entitled to Vote ...........................................    1
  Proxies .................................................................    1
  Voting at the Annual Meeting ............................................    1
  Voting on Other Matters .................................................    1
  Required Vote ...........................................................    1
  Proxy Solicitation ......................................................    2
  Stockholder Account Maintenance .........................................    2
  Section 16(a) Beneficial Ownership Reporting Compliance .................    2

GOVERNANCE OF THE COMPANY .................................................    2
  The Board of Directors ..................................................    2
  The Audit Committee .....................................................    3
  The Compensation Committee ..............................................    3
  The Executive Committee .................................................    3
  Compensation of Directors ...............................................    3
  Related Transactions ....................................................    4
  Indemnification .........................................................    4

ITEM 1 -- ELECTION OF DIRECTORS ...........................................    5

ITEM 2 -- APPROVAL OF THE COMPANY'S SECOND AMENDED AND RESTATED
  1994 STOCK OPTION PLAN ..................................................    7

ITEM 3 -- SELECTION OF INDEPENDENT ACCOUNTANTS ............................   13

OWNERSHIP OF UAM'S COMMON STOCK ...........................................   13
  Security Ownership of Management ........................................   13
  Security Ownership of Certain Beneficial Owners as of December 31, 1999 .   15
EXECUTIVE OFFICERS ........................................................   16
EXECUTIVE COMPENSATION ....................................................   17
  Summary Compensation Table ..............................................   17
  Total Option Exercises in 1999 and Year-End Values ......................   18
  Option Grants in 1999 ...................................................   18
  Certain Employment Arrangements .........................................   19
    Employment Contracts ..................................................   19
    Compensation on Termination of Employment .............................   19
    Change-in-Control Arrangements ........................................   20
  Compensation Committee Report ...........................................   20
  Performance Graph .......................................................   23

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ...............   25

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
    NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS ............   26

                                             UNITED ASSET MANAGEMENT CORPORATION
                                             One International Place
                                             Boston, Massachusetts 02110

                               PROXY STATEMENT
--------------------------------------------------------------------------------

The Board of Directors of United Asset Management Corporation (the "Company," "UAM," "we" or "us"), a Delaware corporation, is soliciting proxies to be voted at our Annual Meeting of Stockholders and at any adjournment or postponement of the Annual Meeting. We are delivering these proxy materials in connection with this solicitation.

You are invited to attend our Annual Meeting of Stockholders on Thursday, May 18, 2000, beginning at 9:30 a.m. The Annual Meeting will be held at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts. The meeting room is accessible to disabled persons and, upon request, we will provide equipment for hearing amplification or sign interpretation. Please call us in advance at 617-261-7342 if you require either of these services or other special accommodations.

This Proxy Statement, Proxy Card and voting instructions are being mailed on Friday, March 24, 2000. In addition, we are enclosing a copy of UAM's 1999 Annual Report.

STOCKHOLDERS ENTITLED TO VOTE

Holders of record of UAM common stock at the close of business on Monday, March 20, 2000 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 56,366,106 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

A list of stockholders entitled to vote will be available at the Annual Meeting and for 10 days before the Annual Meeting, between the hours of 8:30 a.m. and 5:30 p.m., at our offices at One International Place, Boston, Massachusetts 02110, by contacting the Secretary of the Company.

PROXIES

Your vote is important. Stockholders of record may vote their proxies by marking, signing, dating and mailing a Proxy Card to our transfer agent, BankBoston, N.A. c/o EquiServe, Limited Partnership ("EquiServe"). If you are a stockholder of record, we have enclosed a postage-paid envelope. Alternatively, stockholders of record may vote electronically by either:

> accessing EquiServe's website at www.equiserve.com; or

> calling EquiServe's telephone voting system at 1-877-PRX-VOTE
  (1-877-779-8683).

If you are a stockholder of record, we have printed a "Voter Control" number on your Proxy Card, which you will need to access these systems.

Stockholders whose shares are held in the name of a bank, broker or other holder of record will receive instructions from the holder of record explaining how your shares may be voted.

You may revoke your proxy at any time before the vote at the Annual Meeting by
(1) written notice to the Secretary of the Company, (2) timely delivery of a valid later-dated proxy (including a proxy submitted through EquiServe's Internet and telephone voting systems) or (3) voting by ballot at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

Returning a proxy now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your Proxy Card but do not give voting instructions, the persons named as proxies will vote your shares as recommended by the Board of Directors.

VOTING ON OTHER MATTERS

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of Proxy Card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Annual Meeting.

REQUIRED VOTE

The necessary quorum at the Annual Meeting is the presence, in person or by proxy, of the holders of a majority of the shares of UAM common stock that are outstanding and entitled to vote. For purposes of determining a quorum, abstentions and broker "nonvotes" are counted as present and entitled to vote. A broker "nonvote" occurs when a nominee holding shares for a beneficial owner delivers a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of Directors, meaning that the Director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions are not counted for purposes of the election of Directors. Brokers have discretionary voting power in the election of Directors.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the Company's Second Amended and Restated 1994 Stock Option Plan. Abstentions are effectively counted as votes against the approval of this Plan. Brokers do not have discretionary voting power in approving this Plan. Broker "nonvotes" are counted as votes against the approval of this Plan.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000. Abstentions are effectively counted as votes against this ratification. Brokers have discretionary voting power in the ratification of independent accountants.

PROXY SOLICITATION

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic mail, facsimile transmission or by telegram. We will not pay additional compensation to these individuals for soliciting proxies. We will also request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy material to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have also engaged Corporate Investor Communications ("CIC") to assist in soliciting proxies, and we expect to pay CIC approximately $6,000 for this work. Proxies may be solicited on our behalf by CIC in person or by telephone, electronic mail, facsimile transmission or by telegram.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is EquiServe. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling them at 800-733-5001 or 781-575-3400 or by contacting EquiServe's website at www.equiserve.com. For other information about UAM, stockholders can visit our website at www.uam.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in UAM common stock with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 1999 our Directors and executive officers met all applicable SEC filings requirements under Section 16(a), with the following exceptions. Jay O. Light, a Director of UAM, failed to accurately report holdings on his Section 16(a) filings, as a result of inadvertently reporting six fewer shares sold in a transaction that occurred in 1996. William H. Park, an Executive Officer of UAM, failed to accurately report holdings on his Section 16(a) filings, as a result of inadvertently failing to report one transaction for one share in 1990 on a timely basis. George D. McClelland, an Executive Officer of UAM, inadvertently failed to report one transaction in 1999 on a timely basis. These holdings and transactions were subsequently reported.

                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS

UAM is governed by a Board of Directors that presently consists of 11 Directors, plus two vacancies. During 1999, the Board met seven times. The Board has three ongoing committees: an Audit Committee, a Compensation Committee and an Executive Committee. During 1999, no Director attended fewer than 75% of the total of the number of Board meetings and the number of meetings held by committees on which the Director served.

The nominees for election as Directors are identified below under "Item 1 -- Election of Directors."

THE AUDIT COMMITTEE

The Audit Committee consists of Directors who meet the requirements of Section 303 of The New York Stock Exchange Listed Company Manual and, therefore, are considered independent of management of the Company. The Committee is responsible annually for recommending the Board's selection of the public accounting firm to be our independent accountants, subject to ratification by the stockholders. Under the charter adopted by the Board, the Committee:

> reviews with the independent accountants the scope of the audit, the auditors' fees and related matters;

> receives copies of the annual comments from the independent accountants on accounting procedures and systems of control;

> reviews with the independent accountants any questions, comments or suggestions they may have relating to our internal controls, accounting practices or procedures or those of our affiliates;

> reviews with management and the independent accountants our annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements;

> reviews the programs of our Finance Group, including procedures for assuring implementation of accepted recommendations made by the independent accountants; and

> reviews compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to us.

During 1999, the Committee met four times. The current composition of the Committee is:

    John A. Shane, Chairman
    Robert J. Greenebaum
    Beverly L. Hamilton
    Barbara S. Thomas

THE COMPENSATION COMMITTEE

Generally, the Compensation Committee consists entirely of Directors who qualify as "outside" directors under Internal Revenue Code Section 162(m) and as "nonemployee" directors under Rule 16b-3 under the Securities Exchange Act of 1934. (During a portion of 1999, Mr. Scaturro did not qualify as a nonemployee director under Rule 16b-3 because of an engagement of his firm, Allen & Company Incorporated, by UAM. See "Governance of the Company -- Related Transactions." Therefore, he abstained from all votes of the Committee during that period with respect to equity security awards to "reporting persons" under Section 16 of the Securities Exchange Act of 1934.)

Under the charter adopted by the Board, the Committee is responsible for establishing annual and long-term performance goals for our senior officers. This responsibility includes establishing the compensation and evaluating the performance of the Chairman and Chief Executive Officer and other executive officers. In addition, the Committee:

> grants options and awards under UAM's stock option plans and deferred compensation plans;

> administers UAM's stock option plans and deferred compensation plans;

> monitors compliance by certain executive officers with our program of required
  UAM stock ownership; and

> publishes an annual Compensation Committee Report for the stockholders.

During 1999, the Committee met eight times. The current composition of the Committee is:

    Philip Scaturro, Chairman
    Robert J. Greenebaum
    Barbara S. Thomas

THE EXECUTIVE COMMITTEE

The Executive Committee performs such duties and exercises the powers delegated to the Committee by the Board of Directors. During 1999, the Committee met nine times. The current composition of the Committee is:

    Norton H. Reamer, Chairman
    Jay O. Light
    Philip Scaturro
    John A. Shane

COMPENSATION OF DIRECTORS

UAM does not pay additional compensation to Directors who are employed by UAM or one of its affiliates. UAM does have an overall compensation program for nonemployee Directors, which is reviewed annually in July.

Annual Cash Retainer Fees   UAM pays nonemployee Directors an annual cash
retainer fee of $30,000. UAM pays nonemployee Directors who serve on the Audit or Compensation Committee an additional annual fee of $9,000 per committee. UAM pays nonemployee Directors who serve on the Executive Committee an additional annual fee of $12,000. In addition, UAM pays the chairman of each of the Audit Committee and the Compensation Committee an additional annual fee of $2,000.

Meeting Fees   UAM pays nonemployee Directors a fee of $5,500 for attending, either in person or by telephone, each regular Board meeting and our annual Planning Meeting. UAM does not pay any fees for attendance at committee meetings.

Regular Stock Options   Under UAM's Amended and Restated 1994 Stock Option Plan,
as approved by our stockholders, on the 30th day after each annual meeting of stockholders, all of our nonemployee Directors receive nonqualified stock options to purchase 14,000 shares of common stock. The exercise price per share for these options is the closing price of our common stock on the grant date. These options are exercisable in full beginning six months after the date of grant, except that options granted in June 1999 were immediately exercisable in full. These options terminate five years from the date of grant or, if sooner, six months after the Director's Board service ends.

Retainer Stock Options   UAM's Amended and Restated 1994 Stock Option Plan
entitles all of our nonemployee Directors to elect on a semiannual basis to receive discounted stock options in lieu of all or any portion of their annual cash retainer fee. The exercise price per share for these options is 75% of the closing price of our common stock on the grant date. The number of shares of stock under option equals the amount of the annual cash retainer fee foregone divided by 25% of the closing price of our common stock on the grant date. For example, if a Director elects to receive options in lieu of her entire annual cash retainer fee for a particular six-month period ($15,000) and the closing price of our stock is $16.00 on the date of grant, she will receive an option to purchase 3,750 shares ($15,000 divided by $4.00) at $12.00 per share. These options are exercisable in full beginning six months after the date of grant. These options terminate five years from the date of grant or, if sooner, six months after the Director's Board service ends for any reason other than death.

Special Assignment   During 1999, UAM's Board appointed a five-member Search
Committee to assist with the identification and evaluation of candidates to succeed Norton H. Reamer as Chief Executive Officer. Beverly L. Hamilton and John A. Shane are members of the Search Committee, and Mr. Shane serves as Chairman. Through the duration of this assignment, UAM pays each of these members a fee at an annual rate of $18,000, and UAM pays the chairman an additional fee at an annual rate of $4,000.

RELATED TRANSACTIONS

During 1999, UAM and its affiliates were parties to certain transactions in which our Directors had an interest.

In December 1997, UAM Shareholder Service Center, Inc., an affiliate of UAM, entered into a nine-year sublease of office space from Pilgrim Baxter & Associates, Ltd., also an affiliate of UAM. Harold J. Baxter is Chairman, Chief Executive Officer and a revenue sharing principal of Pilgrim Baxter. The sublease requires payments of base rent plus a fixed utility charge of approximately $96,000 per year. Base rent is calculated from an initial annual rate of approximately $780,000, which increases annually on November 1 by approximately 2% per year. During 1999, payments to Pilgrim Baxter under this sublease totaled approximately $883,000.

From time to time in 1999, we asked Professor Jay O. Light to provide consulting services in connection with our strategic planning. We paid him approximately $77,000 for these services. We anticipate that Professor Light will continue to provide similar services to us in the future, and we will pay him based on his standard hourly rate.

During 1999, we engaged David I. Russell under a contract to provide consulting services in connection with our business interests in Europe for an annual fee of $225,000. We are currently continuing this engagement in 2000, although Mr. Russell's time commitment has been reduced and his annual rate of compensation has been reduced to $180,000.

Philip Scaturro is an Executive Vice President and a Managing Director of Allen & Company Incorporated. In 1999, we engaged Allen & Company Incorporated to provide investment banking services in connection with the possible sale of certain assets of UAM. We did not incur any fee for this engagement, because no transaction was completed.

We believe that each of these transactions is on terms that are no less favorable to UAM or its affiliates than could be obtained from unaffiliated third parties.

Further, UAM and Norton H. Reamer have agreed in principle on terms of a retirement and consulting agreement. This proposed arrangement is described below under "Executive Compensation -- Certain Employment Arrangements -- Employment Contracts."

INDEMNIFICATION

We indemnify our Directors and officers to the fullest extent permitted by law for their acts or omissions in their capacity as a Director or officer of UAM, so that they will serve free from undue concern for liability for actions taken on behalf of UAM. This indemnification is required under our By-laws.

                         ITEM 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

UAM's By-laws provide that the Board shall consist of between one and 15 Directors. From time to time, the number of Directors is determined by the Board or at an annual meeting of stockholders. Most recently, the Board fixed the number of Directors at 13.

Effective December 31, 1999, Charles E. Haldeman, Jr. resigned as a Director, in connection with his resignation as an officer and employee of UAM. The vacancy created by his resignation has not been filled.

Effective January 25, 2000, Michael C. Mewhinney resigned as a Director, in connection with his retirement from Barrow, Hanley, Mewhinney & Strauss, Inc., one of our affiliates. The vacancy created by his resignation has not been filled.

Robert J. Greenebaum is not nominated for re-election as a Director, since he has reached the age for mandatory retirement under UAM Board policy. He will cease to serve as a Director effective at the Annual Meeting, and an additional vacancy will be created.

The persons named in the enclosed Proxy Card intend to vote the proxy for the election of each of the 10 nominees, unless you indicate on the Proxy Card that your vote should be withheld from any or all of these nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The principal occupation and certain other information about the nominees are presented in the following table.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS.

-----------------------------------------------------------------------------------------------------------------------------------
Name and Age as of the May 18, 2000 Meeting Date          Position, Principal Occupation, Business and Directorships
-----------------------------------------------------------------------------------------------------------------------------------

Norton H. Reamer .................................... 64  The founder of UAM and our Chief Executive Officer since UAM's incorporation in 1980. UAM's President from 1980 until March 1998.
                                                          Chairman, President and a director or trustee of UAM Funds, Inc., UAM
                                                          Funds, Inc. II, and UAM Funds Trust, each of which is an investment company. A director or trustee of 82 investment companies in the Eaton
                                                          Vance Group of Funds, and a trustee of Union College. A Director of UAM since 1980, Chairman of the Board since March 1998, and Chairman of the
                                                          Executive Committee.

Harold J. Baxter .................................... 54  For more than five years, Chairman and Chief Executive Officer of
                                                          Pilgrim Baxter & Associates, Ltd., one of our affiliates. Chairman of the board of directors of the PBHG Funds, Inc., PBHG Insurance Series
                                                          Fund, Inc. and PBHG Advisor Funds, Inc., all of which are investment companies. A Director of UAM since May 1996.

John P. Clay ........................................ 65  For more than five years, Co-Chairman of Clay Finlay Inc., one of our affiliates. A director of the Genesis Emerging Markets Fund and Korea
                                                          International Investment Fund, both of which are investment companies.
                                                          A Director of UAM from May 1997 to May 1998.

Beverly L. Hamilton ................................. 53  Since 1991, President of ARCO Investment Management Company and Vice
                                                          President and Investment Officer of Atlantic Richfield Company. From
                                                          1987 to 1991, Deputy Comptroller -- Asset Management of the City of New
                                                          York, and, prior to that, a Vice President of United Technologies Corp.
                                                          and Morgan Stanley & Co. A director of Emerging Markets Growth Fund
                                                          (American Funds), an investment company, and chairman of the board's committee on directors. A director or trustee of MassMutual Series and
                                                          Institutional Funds and The Common Fund, each of which is an investment company. A director of CTG Resources, chairman of the board's pension committee and a member of the board's committee on directors. A member of the Investment Advisory Committee of the University of Michigan's
                                                          endowment. A Director of UAM since May 1997, and a member of the Audit
                                                          Committee.

George E. Handtmann, III ............................ 47  Since January 1998, Executive Managing Director of Provident Investment
                                                          Counsel, Inc., one of our affiliates. For more than five years prior to that date, a Managing Director of Provident. A Director of UAM since
                                                          May 1998.

Jay O. Light ........................................ 58  For more than five years, a professor at the Harvard Business School concentrating in capital markets and investment management. Since
                                                          September 1998, Senior Associate Dean for Planning and Development at
                                                          the Harvard Business School. From 1977 to 1979, Director of Investment
                                                          Policies at the Ford Foundation. A director of Harvard Management
                                                          Company, Inc. A trustee of the GMO Funds and the Baupost Fund, each of which is an investment company. A Director of UAM since 1987, and a member of the Executive Committee.

David I. Russell .................................... 57  Since 1989, an independent financial consultant. Before 1989, a director of Warburg Securities, part of S.G. Warburg & Co., an international securities brokerage and investment banking group, and a director of S.G. Warburg & Co., Inc., a U.S. subsidiary of S.G. Warburg
                                                          & Co. A Director of UAM since 1981.

Philip Scaturro ..................................... 61  For more than five years, an Executive Vice President and a Managing
                                                          Director of Allen & Company Incorporated, an investment banking firm. A director of Intrenet, Inc. and a member of that firm's compensation committee. A Director of UAM since 1981, Chairman of the Compensation
                                                          Committee and a member of the Executive Committee.

John A. Shane ....................................... 67  For more than five years, President of Palmer Service Corporation, a venture capital management company. A director of Arch Communications
                                                          Group, Inc., Eastern Bank, Overland Data Inc. and Gensym Corporation,
                                                          and a trustee of the TNE Funds Group, which is an investment company. A
                                                          Director of UAM since 1981, Chairman of the Audit Committee and a member of the Executive Committee.

Barbara S. Thomas ................................... 53  Since January 2000, Executive Chairman of NET Investor Plc. From 1994
                                                          to 1999, Executive Chairman of Whitworth's Group Ltd. From 1993 to
                                                          1994, Director, Business and Legal Affairs, for News International plc.
                                                          From 1990 to 1993, a Managing Director of the investment banking firm
                                                          Cramer Rosenthal McGlynn, Inc. From 1980 to 1983, a Commissioner of the
                                                          Securities and Exchange Commission. A Director of UAM since 1993, and a member of the Audit and Compensation Committees.

Each of the nominees except Mr. Clay is presently serving as a Director. It is our policy to nominate for election to the Board each year several principals of our affiliates, and to rotate these seats on the Board among our firms. Messrs. Baxter, Clay and Handtmann are being nominated for these seats. The seat for which Mr. Clay is being nominated is presently held by Francis Finlay.

Further, UAM and Norton H. Reamer have agreed in principle on terms of a retirement and consulting agreement. This proposed arrangement includes a provision for the nomination of Mr. Reamer as a Director, and is described below under "Executive Compensation -- Certain Employment Arrangements -- Employment Contracts."

         ITEM 2 -- APPROVAL OF THE COMPANY'S SECOND AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN
--------------------------------------------------------------------------------

The Board of Directors has adopted and recommends that the stockholders approve amendments to the Company's existing stock option plan. These amendments are in the form of the United Asset Management Corporation Second Amended and Restated 1994 Stock Option Plan (the "Revised Plan").

The Board has adopted this plan to ensure that enough option shares will be available to provide appropriate incentives to key employees, directors and others who perform significant services for UAM and its 46 affiliated firms. UAM's success as an institutional investment management company depends on its ability to retain and motivate the key professionals and administrative staff who work for the parent company and the operating firms or perform other important services for UAM. We have found that an active program of awarding stock options to these key employees and service providers directly links their interests with those of our stockholders and is an important component of their compensation.

As of February 29, 2000, UAM had only 1,983,439 shares available for future grants of all types of options under its existing plan, the Amended and Restated 1994 Stock Option Plan (the "Existing Plan"). We believe that additional option shares are needed to give UAM adequate flexibility in providing appropriate incentives to key personnel and directors. If the stockholders approve the Revised Plan, this revised plan will continue to be UAM's only stock option plan and 5,000,000 additional shares of UAM common stock will become available for future grants of all types of options under this plan. These additional shares equal 8.9% of UAM common stock outstanding as of February 29, 2000, and, with the 1,983,439 shares carried forward from the existing plan, equal less than 13% of common stock outstanding as of that date. As of February 29, 2000, there were 9,920,822 shares covered by outstanding stock options under the Existing Plan and all prior plans. The closing price of UAM's common stock as reported by the New York Stock Exchange on February 29, 2000 was $14.9375 per share.

IMPORTANT FEATURES OF THE REVISED PLAN

Types of Options   Under the Revised Plan, UAM may grant incentive stock options
("ISOs") to employees and non-incentive stock options to employees and other key service providers to purchase shares of its common stock. The Revised Plan also provides for grants of options to employees working in the United Kingdom ("UK Options") and for grants of non-incentive options to our Directors.

Shares Reserved   In addition to the 11,903,745 shares reserved for issuance under the Revised Plan as of February 29, 2000, the Compensation Committee may continue to reserve, for options under the plan other than ISOs and UK Options, certain shares of common stock that UAM repurchases on the open market or in private transactions under its existing stock repurchase program (the "Repurchased Shares"). However, two conditions must be met. First, UAM must not have paid more than the market value of the Repurchased Shares. Second, as of the date the Compensation Committee reserves these additional shares, the cumulative amount that UAM has received in cash from option exercises under the plan since its adoption in 1994 cannot be less than the total price UAM has paid for the Repurchased Shares.

If an option granted under the Revised Plan expires or terminates before it has been exercised in full, the shares of common stock reserved for the unexercised portion of the option will become available for future option grants under the plan. Also, shares surrendered to UAM or withheld by UAM as payment for an option or to cover any required tax withholding will become available for future option grants under the Revised Plan.

Adjustment of Reserved Shares   If UAM changes its capital structure (for
example, by a recapitalization, stock split, stock dividend or combination of shares), the Board will make appropriate adjustments, both to the shares reserved under the Revised Plan and to existing options under the plan. These adjustments will include adjustments to:

> the total number and kind of shares reserved under the plan;

> the number of shares that may be purchased upon the exercise of options that have already been granted under the plan; and

> the option prices per share for existing options.

However, under such circumstances, the Board may not make any adjustment that would reduce an option's exercise price to less than the par value per share of common stock. The Board will make these adjustments with the advice of UAM's auditors and, for shares allocable to outstanding UK Options, with the consent of the UK Board of Inland Revenue.

Eligible Participants   The general purposes of the Revised Plan are:

> to encourage employees who have substantial responsibility for the management and growth of UAM and its affiliated firms to continue their employment;

> to increase these employees' ownership stake in UAM's success; and

> to motivate others who provide important services to UAM.

To these ends, all executive officers and other key employees of UAM and its subsidiaries and all non-employees, including Directors, who provide important services to UAM are eligible to participate in the Revised Plan. Currently, UAM and its affiliated firms have approximately 2,100 employees who will be eligible to participate in the Revised Plan.

Administration   The Compensation Committee will administer the Revised Plan and the grant of options under the plan. The plan generally requires that the Compensation Committee consist entirely of Directors who qualify as "outside" directors under Internal Revenue Code Section 162(m) and as "nonemployee" directors under Section 16(b)(3) of the Securities Exchange Act of 1934.

When it grants an option under the plan the Compensation Committee has the power, within legal limits, to decide:

> to whom it will grant the option;

> whether the option will be an ISO, a non-incentive option or a UK Option;

> the number of shares of common stock covered by the option;

> the term of the option; and

> other terms and conditions applicable to the option.

In selecting the persons to whom options will be granted and in deciding how many shares will be subject to each option, the Compensation Committee will consider a variety of factors, including:

> the importance of a person's duties;

> the person's experience with UAM or a subsidiary;

> the person's future value to UAM or a subsidiary; and

> the person's present and potential contribution to the success of UAM and its affiliated firms.

The Compensation Committee will also interpret the Revised Plan and make rules and regulations relating to the plan.

Vesting   When it grants an option under the plan, the Compensation Committee may decide to make the option vest (i.e., become exercisable) in installments. If it does so, the Compensation Committee will decide the rate at which vesting of these installments will occur and the number of options that will vest in each installment. In addition, certain situations involving a change of control of the Company will cause all of a participant's unvested options to vest. These situations include:

> an outside party's acquisition of 20% or more of UAM's stock from someone other than UAM or an entity closely affiliated with UAM;

> a change of 50% or more of the members of the Board of Directors if a majority of the Directors then in office does not approve the change;

> UAM's merger into another entity, if as a result of the merger, (a) the persons who held UAM's stock before the merger own only 60% or less of the stock of the resulting entity, (b) any stockholder becomes a 35% or greater owner of UAM or (c) a change of 50% or more of the members of the Board of Directors occurs;

> UAM's dissolution; and

> the sale of all or substantially all of UAM's assets, unless after the sale
  (a) the persons who held UAM's stock before the sale own more than 60% of the entity acquiring UAM's assets and (b) no stockholder becomes a 35% owner of such entity, and (c) at least a majority of the members of the purchaser's board of directors were members of UAM's Board.

If they choose to, holders of unexercised ISOs that meet the requirements of Internal Revenue Code Section 422 can waive the right to this accelerated vesting.

Exercise Price   The Compensation Committee will determine an option's exercise price at the time the option is granted, within certain parameters. For ISOs and UK Options, the exercise price per share may not be less than the fair market value of a share of common stock on the date UAM grants the option. For an ISO granted to an employee who owns over 10% of UAM's common stock at the time of grant, the exercise price per share may not be less than 110% of this fair market value. The exercise price per share for non-incentive stock options may not be less than 50% of the fair market value of a share of common stock on the date of grant. UAM may not grant options under the Revised Plan with an exercise price of less than the par value of its common stock.

The form of option grant adopted under the Revised Plan generally provides several alternative methods for payment of the exercise price (and for satisfaction of UAM's tax withholding obligations on employee non-incentive options):

> cash; or

> surrender or deemed surrender of already-owned stock; or

> withholding by UAM of shares from those acquired upon exercise; or

> delivery of irrevocable instructions to a broker to sell shares from the exercised option and deliver the proceeds to UAM; or

> a combination of any of these methods.

If a participant delivers or offsets shares to pay the exercise price, these shares must have a fair market value equal to the total exercise price of the options being exercised. However, the Compensation Committee may decide that an exercise of an option through the delivery or deemed delivery of shares of common stock or any other non-cash method is not in UAM's best interest, and require payment of the purchase price in cash.

Limits on Grants to Participants   The Revised Plan limits the number of options
(other than UK Options) that UAM may grant any plan participant in any calendar year to the number of shares available for future grants of all types of options under the Existing Plan as of February 29, 2000 plus the total number of additional shares that will become available for future grants of all types of options upon stockholder approval of the Revised Plan. UK Options under the plan are limited to 100,000 per participant per year. In addition, the plan prohibits UAM from granting a UK Option to a participant if doing so would cause the participant to hold outstanding UK Options with a total exercise price more than Brt Pd 30,000. Furthermore, the plan limits the number of a participant's ISOs that can become exercisable for the first time in any one year to those with an aggregate exercise price of $100,000.

Incentive and Non-incentive Stock Options   ISOs granted under the Revised Plan
must meet the requirements of Internal Revenue Code Section 422. The Compensation Committee may grant non-incentive stock options that do not meet these requirements. Under the plan, UAM may issue as a non-incentive stock option an option that otherwise qualifies as an ISO, if the option grant form specifies this at the time of the grant. Subject to the terms of the Revised Plan, the Compensation Committee has complete discretion to establish the terms and conditions for each non-incentive stock option that it grants.

Option Transfers   Any ISO or UK Option granted under the Revised Plan will be transferable only by will or under laws of inheritance. Under the plan's form of option grant, participants may generally transfer non-incentive stock options to family members, either outright or in trust.

Expiration and Termination of Options   The Compensation Committee will
determine each option's expiration date at the time it grants the option. However, all ISOs and UK Options granted under the plan must expire within 10 years after they are granted. In addition, an ISO granted to a participant who owns over 10% of UAM's common stock at the time of grant must expire within five years after the grant date.

Options granted under the plan will terminate three months after the employment or other service relationship between UAM and the participant ends for any reason, other than the participant's death. If a participant dies while holding an unexpired option granted under the plan, the option will terminate one year after the participant's death. During the applicable period after the participant's death, either the executor of the participant's estate or the person to whom the participant transferred the option may exercise the option. However, in the case of a UK Option, only the executor may exercise it. In all events, no option may be exercised after its specified expiration date.

If UAM dissolves, liquidates, merges, consolidates or reorganizes, the Board of Directors may decide to terminate each outstanding option as of the date of such an event. If the Board does so, it will suspend the exercise of all options outstanding under the plan a reasonable time before the event and give 14 days' advance notice of the suspension to each participant to permit participants to exercise vested outstanding options before the suspension.

The Revised Plan will expire in 2010, three years after the Existing Plan was to expire.

Amendment or Revocation of Plan   Within certain limits, the Board of Directors
has the right to alter, amend or revoke the Revised Plan. Without the approval of the stockholders, however, the Board may not alter or amend the plan to increase the maximum number of shares of common stock that may be issued under the plan or materially modify the eligibility requirements for participation in the plan.

UK OPTIONS

Under the Revised Plan, UAM may grant options to employees of UAM or its affiliated firms who are subject to income tax laws of the United Kingdom. UK tax laws require that these options be subject to additional terms. UK Options may be granted only to employees who are normally required to work at least 20 hours per week for UAM or its affiliated firms or, for employees who are also directors of UAM or its affiliated firms, at least 25 hours per week. Also, as noted above, UAM may not grant UK Options to any employee if doing so would cause the employee to hold outstanding UK Options under all UAM option plans to purchase shares of common stock with a total exercise price more than Brt Pd 30,000. UAM expects that the UK Board of Inland Revenue will approve the portions of the Revised Plan under which the UK Options will be granted. Therefore, UAM expects that the UK Options UAM grants under the plan will provide significant UK income tax benefits to employees who receive and exercise these options.

ELIGIBLE DIRECTOR OPTIONS

As part of the proposed Revised Plan, the Board of Directors has also approved and recommends that the stockholders approve a stock option program for eligible Directors. An eligible Director is any Director who is not an officer or employee of UAM or its subsidiaries. Currently there are seven eligible directors on UAM's Board.

The purpose of the eligible Director stock option program is to attract, retain and motivate Directors and to promote a strong identity of interests among UAM, its Directors, and its stockholders. In addition, the goal of the portion of this program under which eligible Directors may receive discounted options in lieu of their cash retainer fees is for UAM to reap the benefit of greater equity investment by its Directors while saving the cash otherwise payable as retainer fees. UAM believes that this aspect of the eligible Director stock option program will continue to encourage directors to make a greater equity investment in UAM and further align the interests of UAM's Directors and stockholders.

Summary of Provisions   The following provisions will apply specifically to
eligible Director options:

> automatic grant of non-incentive options for 14,000 shares of common stock annually;

> election by any eligible Director to waive his or her annual cash retainer fee in exchange for a discounted stock option;

> expiration of options after five years;

> an overall ceiling on eligible Director option grants of 1,000,000 shares, which are included in the 16,903,745 total shares authorized for issuance under the Revised Plan; and

> payment of these options' exercise price may be made in any combination of the following (unless the Compensation Committee determines in any instance that it is in UAM's best interest to require payment only in cash):

-- cash;

-- surrender or deemed surrender of already-owned stock;

-- withholding of shares from those acquired upon exercise; or

-- delivery of irrevocable instructions to a broker to sell shares from the exercised option and deliver the proceeds to UAM.

In addition to these specific provisions, the general provisions of the Revised Plan also apply to eligible Director options.

Automatic Option Grants   In each of the years during the term of the Revised
Plan, UAM will automatically grant, on the 30th day after its annual meeting of stockholders, non-incentive stock options for 14,000 shares of its common stock to each eligible Director then serving as a Director. On or after six months after the option grant date, eligible Directors may purchase shares under these options at the fair market value of UAM's common stock on the grant date. The total number of shares underlying the options that UAM expects to grant automatically this year to the eligible Directors as a group will be 84,000 assuming that UAM will have six eligible Directors.

Discounted Options   Every six months, eligible Directors may elect to receive
discounted options in lieu of all or part of their annual cash retainer fee. An eligible director must make this election before he or she receives the retainer fee. Directors may receive discounted options only in lieu of their retainer fees and not in lieu of fees paid for attendance at Board or committee meetings, or in lieu of any expenses for which UAM reimburses them.

The exercise price per share for these options is 75% of the closing price of our common stock on the grant date. The number of shares of common stock under option equals the amount of the annual cash retainer fee foregone divided by 25% of the closing price of our common stock on the grant date. For example, if a Director elects to receive options in lieu of her entire annual cash retainer fee for a particular six-month period ($15,000) and the closing price of our stock is $16.00 on the date of grant, she will receive an option to purchase 3,750 shares ($15,000 divided by $4.00) at $12.00 per share. These options are exercisable in full beginning six months after the date of grant. All eligible Director options terminate five years from the date of grant or, if sooner, six months after the Director's Board service ends for any reason other than death.

If an eligible Director dies, the executor of the Director's estate or the person to whom the Director transferred his or her options may exercise all of the Director's outstanding options within one year after the Director's death. However, in no event may any of an eligible Director's options be exercised more than five years after they were granted.

DEFERRED DELIVERY OF OPTION SHARES

The Compensation Committee may grant non-incentive stock options that give the participant the right to choose a deferred delivery of shares upon exercise of the option. Also, all eligible Director options include this right. Any election to defer delivery of shares must be irrevocable and must be made at least a specified period of time prior to actual exercise of the option. Payment for the option must be made by delivery or deemed delivery of already-owned shares of UAM stock. A participant who elects such a deferred delivery will postpone his or her federal income tax until the UAM shares are actually delivered at the end of the deferral period chosen by the participant. (UAM's tax deduction will also be postponed until such time.) Dividends otherwise payable on deferred shares following exercise of an option will be credited to the participant as additional deferred shares.

U.S. INCOME TAX ASPECTS OF STOCK OPTIONS

The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. The tax laws and their interpretation are subject to change and they may apply differently in different individual circumstances. Also, the tax consequences under applicable state and local income tax laws and the tax laws of other countries may not be the same as under U.S. income tax laws. The following is a general description of the federal income tax rules that apply to the Revised Plan.

UAM intends for ISOs it grants under the Revised Plan to qualify as "Incentive Stock Options" under Internal Revenue Code Section 422. A participant will not owe ordinary income taxes on the grant or exercise of these options if the participant holds the shares acquired upon exercise of the options for at least one year after exercising the options and receiving the shares and for at least two years after the date the options were granted. Any gain or loss a participant receives when he or she disposes of these shares will be treated as a long-term capital gain or loss. Currently, long-term capital gains on stock are generally taxed at a rate of 20%. UAM will not be entitled to a federal income tax deduction for either granting these incentive options or transferring shares upon the options' exercise.

If, within two years after the grant of an ISO or one year after exercising the ISO, a participant disposes of shares acquired by exercising the ISO, the participant will receive ordinary income and owe tax on that income in the year in which he or she disposes of the shares. The amount of this taxable income generally will be the lesser of:

> the amount by which the market value of the shares acquired on the exercise date exceeds the ISO's exercise price, or

> any gain the participant receives on the disposition of the shares.

UAM will generally be able to deduct a corresponding amount in the same year. Under these circumstances, if a participant disposes of the shares and receives an amount that is more than the fair market value of the shares on the exercise date, that amount will be treated as a capital gain.

Although participants are not subject to ordinary federal income tax upon the grant or exercise of an ISO, any spread between the value of ISO stock upon exercise of the option and the purchase price of the stock is treated as an item of income for federal alternative minimum tax purposes.

A participant who acquires shares by exercising a non-incentive stock option will generally receive, at the time of exercise, taxable ordinary income equal to the difference between the exercise price and the fair market value of the shares on the exercise date. The current maximum federal tax rate on such income is 39.6%. UAM will ordinarily be able to deduct a corresponding amount in the year the participant is taxed on this income.

Because UAM is a public company, Internal Revenue Code section 162(m) prohibits it from deducting as compensation for specific executives more than $1,000,000 per year per executive, unless the compensation is performance-based. These executives are UAM's Chief Executive Officer as of the end of any tax year and those executives employed by UAM at the end of any tax year whose compensation UAM must report in the Summary Compensation Table of each year's Proxy Statement. For options to be performance-based, the plan under which they are granted must specify the maximum number of options that may be granted to any participant during a particular period of time. The Revised Plan states that the maximum number of options that may be granted to any participant in any calendar year is the number of shares available for future grants of all types of options under the Existing Plan as of February 29, 2000 plus the total number of additional shares that will become available for future grants of all types of options upon stockholder approval of the Revised Plan. UAM believes that the plan otherwise satisfies all requirements for options granted under the plan to qualify as performance-based compensation, provided that they are granted at no less than the fair market value of the UAM stock on the date of grant of the options.

BENEFITS UNDER THE PLAN

Because of the Revised Plan's discretionary nature, UAM cannot determine at this time who will participate in the plan, or the number of options or other awards any person or group of people will receive under the plan.

The following table shows information about options granted in 1999 under the Existing Plan. The executive officers listed by name are those executive officers named in the Summary Compensation Table included later in this Proxy Statement.

                                                                                                        VALUE OF UNEXERCISED
                                                                    NUMBER OF SHARES UNDERLYING         IN-THE-MONEY OPTIONS
NAME AND PRINCIPAL POSITION                                             OPTIONS GRANTED (#)             AT 2/29/2000 ($) (1)
---------------------------                                         ---------------------------         --------------------
Norton H. Reamer ................................................              127,000                           --
  Chairman of the Board, Chief Executive Officer and Director
Charles E. Haldeman, Jr. (2) ....................................              119,000                           --
  President, Chief Operating Officer and Director
William H. Park .................................................               97,000                           --
  Executive Vice President and Chief Financial Officer
Franklin H. Kettle ..............................................              103,000                           --
  Executive Vice President and Director of Corporate Development
George D. McClelland ............................................               24,000                           --
  Senior Vice President
All current executive officers as a group (9 individuals)                      433,000                           --
All non-executive Directors as a group (13 individuals) (3)                    243,134                         10,800
All employees (excluding executive officers) as a group                      1,606,505                          4,000

----------
(1) An "in-the-money" option is an option for which the exercise price of the underlying stock is less than the closing price
    ($14.9375) of our common stock on February 29, 2000; the value shown reflects stock price appreciation since the option's date of grant. No options granted to UAM's executive officers in 1999 are in-the-money. One quarter of the total options granted to each person listed in the table were exerciseable on February 29, 2000.

(2) Effective December 31, 1999, Mr. Haldeman resigned as a Director, officer and employee of UAM.

(3) Options were granted in 1999 to three Directors who are not executive officers of UAM, but each of whom is a principal of one of UAM's affiliated firms. These options are included in this line of the table.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S SECOND AMENDED AND RESTATED 1994 STOCK OPTION PLAN.

                 ITEM 3 -- SELECTION OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The Board of Directors, upon the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2000, subject to ratification by our stockholders. This firm served as our independent accountants in 1999.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                         OWNERSHIP OF UAM'S COMMON STOCK
--------------------------------------------------------------------------------

                       SECURITY OWNERSHIP OF MANAGEMENT

On February 29, 2000, UAM had 56,397,935 shares of common stock issued and outstanding. The following table lists certain information about the beneficial ownership of UAM common stock as of that date by:

> each of our current Directors;

> each nominee for Director;

> our Chief Executive Officer;

> each of our four other most highly compensated executive officers; and

> all of our Directors and executive officers as a group.

Unless otherwise noted, these individuals have sole voting and investment power over all shares listed. Where applicable, ownership is subject to community property laws. The column headed "Number of Shares Issuable" lists:

(a) shares issuable upon the exercise of warrants or stock options within 60 days after February 29, 2000;

(b) amounts allocated as notional shares in this individual's account in UAM's Deferred Compensation Plan; and

(c) shares subject to deferred delivery under UAM's Stock Option Deferral
Plan.

Notional shares under UAM's Deferred Compensation Plan, and shares subject to deferred delivery under UAM's Stock Option Deferral Plan, are evidenced by a bookkeeping entry. Holders of these shares have no voting or investment power.

In accordance with SEC rules, the percentage listed in the final column is calculated for each individual by treating his or her issuable shares (but not those of any other person) as outstanding.

                                              NUMBER OF           NUMBER OF
NAME                                        ISSUED SHARES      SHARES ISSUABLE        TOTAL       PERCENT
----                                        -------------      ---------------        -----       -------
Harold J. Baxter(1) ....................         --                 974,385           974,385      1.7%
John P. Clay(1) ........................        632,200              --               632,200      1.1%
Francis Finlay(1) ......................      1,398,605              --             1,398,605      2.5%
Robert J. Greenebaum(2)(3) .............         47,959              52,667           100,626        *
Charles E. Haldeman, Jr.(4) ............        180,000              73,721           253,721        *
Beverly L. Hamilton ....................          1,000              36,899            37,899        *
George E. Handtmann, III(1) ............        213,860             201,741           415,601        *
Jay O. Light ...........................         12,600              71,779            84,379        *
Norton H. Reamer .......................      2,180,836             299,926         2,480,762      4.4%
David I. Russell(5) ....................         27,000              48,000            75,000        *
Philip Scaturro(6) .....................         50,500              59,890           110,390        *
John A. Shane(7) .......................         35,474              48,000            83,474        *
Barbara S. Thomas ......................         12,000              69,523            81,523        *
William H. Park ........................        176,372             188,778           365,150        *
Franklin H. Kettle .....................         67,080             179,649           246,729        *
George D. McClelland ...................         --                  61,400            61,400        *
All UAM Executive Officers and Directors
  as a Group (21 individuals) ..........      5,063,595           2,538,511         7,602,106      12.9%

----------
*   Less than 1%

(1) This individual is a former owner of a UAM affiliate. When UAM acquired this affiliate, this individual received (directly or indirectly) a portion of the purchase price in UAM common stock or warrants to purchase shares of UAM common stock. This individual had no connection with UAM before such acquisition.

(2) Includes 14,400 shares owned by Mr. Greenebaum's wife. Mr. Greenebaum disclaims beneficial ownership of these shares.

(3) This individual is a current Director who is not standing for re-election.

(4) Effective December 31, 1999, this individual resigned as a Director, officer and employee of UAM.

(5) Includes 5,000 shares held in trust. Mr. Russell has shared voting and investment power over these shares.

(6) Does not include 739,858 shares of Common Stock owned by entities affiliated with Allen & Company
    Incorporated. Mr. Scaturro is an Executive Vice President and a Managing Director of this company.
    Also does not include 2,000 shares of common stock owned by the Philip Scaturro Foundation. Mr.
    Scaturro is President, Treasurer and Trustee of this foundation. Mr. Scaturro disclaims beneficial ownership of all shares described in this footnote.

(7) Includes 2,264 shares of common stock owned by Palmer Service Corporation. Mr. Shane is President of
    this company.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 1999

The following table lists certain information, to the best of our knowledge, about the beneficial ownership of UAM stock as of December 31, 1999 by each person or entity owning beneficially more than 5% of UAM's common stock. This table is based on Schedules 13G filed with the SEC by these persons or entities.

                                                   NUMBER OF SHARES OF
NAME AND ADDRESS                                    UAM COMMON STOCK     PERCENT
----------------                                   -------------------   -------
Franklin Mutual Advisers, LLC (1) ..............        9,613,431        16.8%
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078
Tiger Management L.L.C. (2) ....................        8,330,262        14.6%
  101 Park Avenue
  New York, NY 10178
Oak Value Capital Management, Inc. (3) .........        4,706,196         8.2%
  3100 Tower Boulevard, Suite 700
  Durham, NC 27707
----------
(1) This entity, an investment adviser, reported having sole voting power and sole dispositive power over all such shares as of December 31, 1999. This entity was formerly known as Franklin Mutual Advisers, Inc.

(2) This includes shares owned by Tiger Performance L.L.C., an entity under common control with Tiger Management L.L.C. These entities, both investment advisers, reported having shared voting power and shared dispositive power over all such shares as of December 31, 1999.

(3) This entity, an investment adviser, reported having shared voting power and shared dispositive power over all such shares as of December 31, 1999.

                               EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

UAM's executive officers are elected by the Board of Directors and hold office until the first meeting of the Board following the annual meeting of stockholders. Norton H. Reamer is UAM's Chairman of the Board and Chief Executive Officer. Certain information about Mr. Reamer is presented on page 5 under "Item 1 -- Election of Directors." Certain information about UAM's other executive officers is presented in the following table.

-----------------------------------------------------------------------------------------------------------------------------------
Name and Age as of the May 18, 2000 Meeting Date          Position with UAM and Business Experience
-----------------------------------------------------------------------------------------------------------------------------------

William H. Park ..................................... 52  Executive Vice President and Chief Financial Officer since 1994, and a member of our Management Committee. Joined UAM as Vice President in
                                                          1982, and named Senior Vice President and Treasurer in 1985. Also Vice
                                                          President of UAM Funds, Inc., UAM Funds, Inc. II, and UAM Funds Trust,
                                                          each of which is an investment company.

Franklin H. Kettle .................................. 42  Executive Vice President and Director of Corporate Development since
                                                          1996, and a member of our Management Committee. Joined UAM in 1986, and named Vice President later in 1986, Senior Vice President in 1991 and
                                                          Director of Corporate Development in 1994.

Joseph R. Ramrath ................................... 43  Senior Vice President, General Counsel and Secretary since 1996, and a member of our Management Committee. For more than five years prior to joining UAM, a member of the Boston law firm of Hill & Barlow, a
                                                          Professional Corporation.

Richard S. Robie III ................................ 40  Senior Vice President since 1997, head of our Operations Group, and a member of our Management Committee. Joined UAM as Vice President in
                                                          1992.

George D. McClelland ................................ 53  Senior Vice President since joining UAM in 1994, in our Operations
                                                          Group.

Amit M. Nanavati .................................... 54  Senior Vice President since 1997, in our Finance Group. Joined UAM as
                                                          Vice President in 1996. For more than five years prior to joining UAM, various financial positions at Digital Equipment Corporation, most recently Vice President, Finance, Components & Peripherals Business
                                                          Unit.

Juliana M. Coyle .................................... 44  Senior Vice President since September 1998, and Treasurer since 1994.
                                                          Joined UAM as Assistant Treasurer in 1993, and named Vice President in
                                                          1997.

Kevin P. O'Brien .................................... 42  Senior Vice President since September 1998, in our Corporate
                                                          Development Group. Joined UAM as Vice President in 1996. For more than five years prior to joining UAM, Vice President and Counsel at Copley
                                                          Real Estate Advisors, Inc.

                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

                          SUMMARY COMPENSATION TABLE

The following table shows certain information about the compensation paid to our Chief Executive Officer and each of our four other most highly compensated executive officers.

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION
                                                               ANNUAL COMPENSATION                  ---------------
                                                   -------------------------------------------         SHARES
                                                                              OTHER ANNUAL           UNDERLYING           ALL OTHER
                                                                             COMPENSATION ($)      OPTIONS GRANTED      COMPENSATION
NAME AND POSITION PRINCIPAL                YEAR    SALARY ($)    BONUS ($)         (1)                   (#)                 ($)
---------------------------                ----    ----------    ---------   ----------------      ---------------      ------------

Norton H. Reamer .......................   1999      850,000      571,200         60,400               127,000              --
  Chairman of the Board,                   1998      850,000      621,600         58,800               185,000              --
  Chief Executive Officer and Director     1997      850,000      772,000         58,800               126,000              --
------------------------------------------------------------------------------------------------------------------------------------
Charles E. Haldeman, Jr. (2) ...........   1999      800,000      514,100         66,000               119,000
  President, Chief Operating               1998      791,700      466,200         82,900               285,000             203,100
  Officer and Director
------------------------------------------------------------------------------------------------------------------------------------
William H. Park ........................   1999      570,000      571,200         52,800                97,000              --
  Executive Vice President                 1998      570,000      475,000         52,800               139,000              --
  and Chief Financial Officer              1997      550,000      463,200         52,800                70,000              --
------------------------------------------------------------------------------------------------------------------------------------
Franklin H. Kettle .....................   1999      490,000      614,000         52,000               103,000              --
  Executive Vice President                 1998      490,000      500,000         51,300               138,000              --
  and Director of Corporate Development    1997      450,000      482,000         51,300                62,000              --
------------------------------------------------------------------------------------------------------------------------------------
George D. McClelland ...................   1999      380,000      309,400         54,400                24,000              --
  Senior Vice President                    1998      360,000      235,000         52,800                44,000              --
                                           1997      330,000      231,600         52,800                20,000              --

------------
(1) This amount includes Company-paid life insurance premiums, Company contributions to the individual's profit-sharing retirement plan account and Company contributions to the individual's account in UAM's Deferred Compensation Plan. For 1999, the respective portions of these benefits were: Mr. Reamer, $10,400, $24,000 and $26,000; Mr. Haldeman, $2,900, $24,000 and $26,000; Mr. Park,
    $2,800, $24,000 and $26,000; Mr. Kettle, $2,000, $24,000 and $26,000; and Mr. McClelland, $4,400, $24,000 and $26,000. The
    amount for Mr. Haldeman also includes rent paid by UAM for temporary housing near our executive offices in Boston of $13,100 in
    1999 and $30,000 in 1998.

(2) Mr. Haldeman became an executive officer of UAM in March 1998. Before that time, Mr. Haldeman was a principal of Cooke & Bieler,
    Inc., one of our affiliates. The Salary listed in the table for 1998 includes amounts paid by Cooke & Bieler for Mr. Haldeman's full-time services before he joined UAM. The All Other Compensation listed in the table for 1998 was paid by Cooke & Bieler to
    Mr. Haldeman after he joined UAM in connection with the termination of his employment and the transition of his responsibilities for Cooke & Bieler's clients. Effective December 31, 1999, Mr. Haldeman resigned as a director, officer and employee of UAM.

              TOTAL OPTION EXERCISES IN 1999 AND YEAR-END VALUES

This table gives information for options exercised in 1999 by our Chief Executive Officer and each of our four other most highly compensated executive officers, and the value (stock price less exercise price) of the remaining options held by those executive officers at year end, using the closing price ($18.5625) of our common stock on December 31, 1999.

                                                                        NUMBER OF SHARES                   VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                                            SHARES                 OPTIONS HELD AT 12/31/1999               AT 12/31/1999 (1)
                                           ACQUIRED    VALUE     ------------------------------       ------------------------------
                                         ON EXERCISE  REALIZED   EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
NAME                                          (#)       ($)          (#)               (#)                ($)               ($)
----                                       --------  ---------   -----------      -------------       -----------      -------------
Norton H. Reamer .......................    58,400    231,800      233,500           347,500            38,300               --
Charles E. Haldeman, Jr ................        --         --       71,250           332,750                --               --
William H. Park ........................        --         --      141,750           248,250            20,300               --
Franklin H. Kettle .....................    26,200    119,500      140,700           250,300            20,700               --
George D. McClelland ...................    10,000     53,800       48,850           72,850              5,800               --

------------
(1) An "in-the-money" option is an option for which the exercise price of the underlying stock is less than the closing price
    ($18.5625) of our common stock on December 31, 1999; the value shown reflects stock price appreciation since the option's date of grant.

                            OPTION GRANTS IN 1999

This table shows all options to purchase our common stock granted in 1999 to our Chief Executive Officer and each of our four other most highly compensated executive officers, and the potential value of such grants based on the Black-Scholes option pricing model. This method of valuation is required to be disclosed by SEC rules, and is not meant to forecast possible future appreciation in our stock price.

                                NUMBER OF SHARES      PERCENT OF TOTAL
                               UNDERLYING OPTIONS    OPTIONS GRANTED TO    EXERCISE OR BASE                     GRANT DATE PRESENT
NAME                             GRANTED (#)(1)      EMPLOYEES IN 1999     PRICE ($/SH)(2)    EXPIRATION DATE      VALUE ($)(3)
----                          --------------------  --------------------  ------------------  ----------------  -------------------
Norton H. Reamer ...........        127,000                 6.23                21.375           2/17/2004            534,700
Charles E. Haldeman, Jr ....        119,000                 5.83                21.375           2/17/2004            501,000
William H. Park ............         97,000                 4.76                21.375           2/17/2004            408,400
Franklin H. Kettle .........        103,000                 5.05                21.375           2/17/2004            433,600
George D. McClelland .......         24,000                 1.18                21.375           2/17/2004            101,000

------------
(1) All options are exercisable in cumulative 25% installments on each of the first four anniversaries of the date of the grant.

(2) The exercise or base price for all stock option grants shown in this column is the closing price of our common stock on the date of the grant.

(3) The actual value of these options, if any, will depend on the market price of our common stock on the date of exercise. This table shows the potential value of these options based on the Black-Scholes option pricing model, which is used typically to price exchange-traded options. However, we believe that the model may overstate the value of the options UAM awards for many reasons. First, the model assumes a liquid market for options, although the options awarded under UAM's stock option plan generally may not be transferred. Second, exchange-traded options may be exercised immediately; however, UAM's options are subject to certain vesting rules. Additionally, the following assumptions, which may prove to be inaccurate in the future, were used in this model:

Stock Price Volatility .........................................       24.222%
Dividend Yield .................................................        3.743%
Risk-free Rate of Return .......................................        4.910%
Option Term ....................................................      5 years

                       CERTAIN EMPLOYMENT ARRANGEMENTS

EMPLOYMENT CONTRACTS

Proposed Retirement and Consulting Agreement with CEO   UAM and Norton H. Reamer
have agreed in principle on terms of a retirement and consulting agreement.
This proposed arrangement includes the following provisions:

> Mr. Reamer's retirement as Chief Executive Officer of UAM, and as an officer, director or trustee of any of UAM's affiliates and employee benefit trusts becomes effective when a new chief executive officer of UAM is hired or September 21, 2000, whichever occurs earlier;

> Mr. Reamer will be nominated as a Director for election at the 2000 Annual
  Meeting of Stockholders and, subject to his re-election, will remain Chairman of the Board and a member of the Executive Committee of the Board, until September 21, 2000;

> after September 21, 2000, Mr. Reamer will become Founder and Chairman
  Emeritus;

> Mr. Reamer's present compensation arrangements will continue until his retirement as Chief Executive Officer of UAM is effective;

> following his retirement, UAM will pay Mr. Reamer approximately $2,300,000;

> following his retirement as Chief Executive Officer and until September 21, 2007, UAM will engage Mr. Reamer as a consultant to perform assignments that may be reasonably requested by the Company from time to time;

> through September 21, 2007, Mr. Reamer agrees not to engage in activities that are competitive with the business of UAM or its affiliates;

> UAM will pay Mr. Reamer a consulting fee at the annual rate of $400,000, plus expenses, and will provide Mr. Reamer with appropriate office space in Boston and a full-time secretary; and

> while consulting for UAM, Mr. Reamer will be entitled to accelerate the payment of consulting fees (less a penalty of approximately 6%) and other related benefits at their discounted present value.

The final agreement may also address the vesting schedule and expiration of options to purchase UAM's common stock already granted to Mr. Reamer.

Employment Agreement with Former President UAM had entered into an employment agreement with Charles E. Haldeman, Jr., its then President and Chief Operating Officer. This agreement originally included the following provisions:

> a term of three years, commencing March 1, 1998;

> an annual salary of not less than $800,000;

> an annual bonus equal to (a) UAM's Cash Earnings (as defined in the Compensation Committee Report below) per share in excess of $2.00, multiplied by (b) 720,000, subject to modification by the Compensation Committee as described in the Compensation Committee Report below; and

> annual stock option grants for a number of shares equal to (a) the bonus payable to Mr. Haldeman for the year, divided by (b) the value of an option on a single share of UAM common stock based on the Black-Scholes model, subject to modification by the Compensation Committee as described in the Compensation Committee Report below.

In connection with Mr. Haldeman's resignation as a Director, officer and employee of UAM, UAM and Mr. Haldeman amended this employment agreement so that the term ended on December 31, 1999.

COMPENSATION ON TERMINATION OF EMPLOYMENT

Salary Continuation Plan   The Plan generally provides salary continuation pay
and continuation of certain benefits for up to 30 months to employees who may be subject to any involuntary termination by UAM. However, the Plan does not provide benefits to any employee who may be terminated for reasons related to job performance.

Deferred Compensation Plan   The Plan provides some officers of UAM with
enhanced retirement security through tax-deferred benefits payable upon retirement, death or other termination of employment. The Plan contemplates annual contributions by UAM, which are then deemed invested in shares of UAM common stock or shares of one or more mutual funds at the employee's election. Benefits are subject to a five-year vesting schedule.

Stock Option Deferral Plan   The Plan allows employees who hold certain
nonqualified stock options to defer receipt of shares of UAM's common stock otherwise issuable on an exercise of the stock option until retirement, death or other termination of employment. Most tax withholding is deferred until the issuance of shares. The Plan provides these employees with enhanced retirement security, and encourages these employees to own and hold UAM common stock.

CHANGE-IN-CONTROL ARRANGEMENTS

UAM has entered into agreements with each executive officer that provide the officer with compensation and benefits arrangements upon a change-in-control.

Under these agreements, a change-in-control includes any of the following events:

> any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 30 percent or more of our voting securities;

> a majority of UAM's Directors are replaced;

> UAM's stockholders approve certain mergers, or a liquidation or sale of substantially all of our assets; or

> a liquidation of UAM.

Upon a change-in-control, these agreements obligate UAM to continue to employ the officer for two years at the same rate of compensation and with substantially similar responsibilities. Further, UAM would be required to pay the officer a two or three times multiple of the officer's total annual compensation rate if the officer:

> dies;

> becomes disabled;

> is terminated by UAM (or its successor) without cause;

> in the officer's judgment, is constructively terminated by UAM; or

> terminates his or her employment for any reason within 30 days of the first anniversary of the triggering event (applicable only to certain officers).

For certain officers in certain circumstances, this payment would include an additional amount equal to the federal excise tax imposed on this payment (including the additional "gross-up" amount).

In addition, some of UAM's compensation plans contain provisions that are triggered by a change-in-control of UAM. If a change-in-control occurs, under the Deferred Compensation Plan and Stock Option Deferral Plan, all benefits become immediately payable, and, under all stock option plans (including plans previously in effect that have options still outstanding), all options become immediately fully vested and exercisable.

Under these plans, a change-in-control includes any of the following events:

> any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of our voting securities;

> a majority of UAM's Directors are replaced;

> UAM's stockholders approve certain mergers, or a liquidation or sale of substantially all of our assets; or

> a liquidation of UAM.

Based on account balances at December 31, 1999, upon a change-in-control the following aggregate benefits would become immediately payable to UAM's current officers participating in these compensation plans:

> approximately 28,800 shares of UAM common stock (based on notional share account balances) and approximately $702,700 (based on mutual fund account balances) under the Deferred Compensation Plan; and

> 9,148 shares of UAM common stock under the Stock Option Deferral Plan.

                        COMPENSATION COMMITTEE REPORT

Please see the glossary at the end of this report for definitions of the capitalized terms used in this report that have not already been defined in the Proxy Statement.

The Compensation Committee consists entirely of Directors who are not officers or employees of UAM or its affiliates. The Committee establishes the salaries and other compensation of UAM's executive officers, including its Chief Executive Officer and the other Named Executive Officers. The Committee also administers UAM's Deferred Compensation Plan, Stock Option Plan and Stock Option Deferral Plan.

GENERAL COMPENSATION PHILOSOPHY

The Company's executive compensation program is designed to:

> retain executive officers by paying them competitively, motivate them to contribute to the Company's success, and reward them for their performance;

> link a substantial part of each executive officer's compensation to the performance of both the Company and the individual executive officer; and

> encourage ownership of UAM common stock by executive officers, to further tie the interests of management to the interests of UAM stockholders.

The Committee applies these principles to determine annual compensation opportunities and payments for the Named Executive Officers and UAM's other executive officers.

ESTABLISHING TOTAL COMPENSATION OPPORTUNITIES

In determining total annual compensation opportunities for the Named Executive Officers, the Committee considers many factors including:

> the job performance, experience and compensation history of the executive officer;

> the Company's performance as measured by Cash Earnings per share, revenues, earnings, changes in assets under management by its affiliates, and total stockholder return compared to that of the New Peer Group; and

> the total annual compensation paid by competitors in the asset management industry to their senior management.

We believe that UAM's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns. Therefore, the compensation peer group is not the same as the New Peer Group used for the performance graph on page 23. Based on available public data, the Committee believes that the 1999 annual compensation for each of the Named Executive Officers was in the second quartile of the range of annual compensation paid for comparable positions by UAM's most direct competitors for executive talent in the asset management business.

BALANCING THE ELEMENTS OF COMPENSATION

The Committee's compensation program is intended to balance three elements -- salaries, bonuses and stock options. The Committee also tries to align the compensation opportunities of executive officers closely with the interests of UAM's stockholders in allocating compensation opportunities among these elements. Therefore, bonuses are tied to UAM's performance, as measured by Cash Earnings per share, revenues, earnings, changes in assets under management by its affiliates, and total stockholder return compared to that of the New Peer Group, and the ultimate value of stock option grants is intrinsically tied to increases in the price of UAM's common stock.

For UAM's Chief Executive Officer and other executive officers on its Management Committee, it is the intention of the Compensation Committee that the combination of an individual's bonus and the aggregate Option Value of stock option grants equals approximately twice the individual's salary. Thus, target bonuses for 1999 were set at levels roughly corresponding to these officers' salaries, and stock options were granted with an aggregate Option Value on the date of grant that approximated their 1998 bonus awards. For Mr. McClelland, a Senior Vice President, the target bonus for 1999 was set at approximately 80% of his salary, and stock options were granted for a number of shares equal to the total of his salary for 1999 and bonus for 1998 divided by the exercise price.

Salaries Salaries for each of the Named Executive Officers are based on the Committee's evaluation of:

> the executive officer's job performance;

> the executive officer's contribution to the Company's growth and profitability;

> any increase in the executive officer's responsibilities, whether as a result of the Company's growth and other factors or a reassignment of responsibilities among members of the management team;

> the success of the management team in achieving the Company's short-term and long-term goals;

> the importance of the executive officer to the future growth and profitability of the Company;

> the salaries and total compensation mix paid to executive officers holding equivalent positions by companies in the compensation peer group described above; and

> the experience and compensation history of the executive officer.

Bonuses   The Committee and the Board of Directors continue to consider Cash
Earnings per share to be the most important basis for measuring the value of UAM to its stockholders. However, the Committee also considers UAM's total stockholder return compared to that of the New Peer Group, changes in UAM's earnings per share, net client cash flow at UAM's affiliates and other elements of the Company's performance in determining whether to modify the amount of Cash Earnings bonus payable to each executive officer under the strictly formulaic approach. With respect to executive officers other than the Chief Executive Officer and the President, the Committee also considers the performance of the executive officers in their respective functional areas.

The Cash Earnings bonuses earned by the Chief Executive Officer and President for 1999 and reported in the table on page 17 were approximately 40% below the bonus targets calculated by the formula. This adjustment reflects the Committee's overall assessment of UAM's performance in 1999, based on the criteria described above.

The Cash Earnings bonuses earned by the other Named Executive Officers for 1999 and reported in the table on page 17 were equal to the bonuses calculated by the formula. The Committee did not modify the amount of Cash Earnings bonuses payable to these officers under the strictly formulaic approach. This reflects both the Committee's overall assessment of UAM's performance in 1999, based on the criteria described above, and the Committee's assessment of the performance in 1999 of these executive officers in their respective functional areas.

Stock Option Awards   In February 1999, the Committee granted stock options to
each of the Named Executive Officers under UAM's Stock Option Plan. To determine the size of the grants to UAM's Chief Executive Officer and other executive officers on its Management Committee, the Committee divided the officer's bonus for 1998 by the Option Value on the date of grant. To determine the size of the grants to each of the other executive officers of the Company, the Committee divided the total of the executive officer's salary for 1999 and bonus for 1998 by the exercise price. In granting stock options to its executive officers, the Committee does not take into consideration the size of previous options granted to each executive officer.

The exercise price for all stock options granted to executive officers equals the market value of the underlying shares on the date of grant. Therefore, ultimately, the stock options have value only if the value of the underlying shares increases.

STOCK OWNERSHIP GUIDELINES

The Committee also maintains UAM common stock ownership guidelines for UAM's Chief Executive Officer and Executive Vice Presidents. These guidelines require Mr. Reamer to own shares equal in value to at least five times his annual salary, and each of Messrs. Park and Kettle to own shares equal in value to at least three times his annual salary. Each of these officers has satisfied the applicable requirement.

TAX POLICY

Section 162(m) of the Internal Revenue Code limits the tax deduction available to the Company for compensation paid to the Company's five most highly compensated officers. However, the limit does not apply to compensation paid upon Company attainment of performance goals under a program approved by the stockholders. The Committee believes that the Cash Earnings bonus payments described in this report and any future gains from stock options described in this report meet this requirement, and therefore that these amounts will be deductible to the Company for federal income tax purposes.

GLOSSARY

Named Executive Officers   UAM's Chief Executive Officer and the four other most
highly compensated executive officers.

New Peer Group   This term is defined under "Executive Compensation --
Performance Graph."

Cash Earnings   In any fiscal year, UAM's net income or loss plus amortization, depreciation and the reduction in value of intangible assets, net of taxes. (Cash Earnings were formerly referred to as "Operating Cash Flow.")

Option Value   The value of an option on a single share of UAM common stock based on the Black-Scholes model.

BY THE COMPENSATION COMMITTEE

Philip Scaturro, Chairman
Robert J. Greenebaum
Barbara S. Thomas

                              PERFORMANCE GRAPH

This graph compares over a five-year period beginning December 31, 1994:

> UAM's cumulative total stockholder returns (assuming reinvestment of dividends);

> the cumulative total stockholder return of companies in Standard & Poor's 500
  Composite Stock Index ("S&P 500");

> the cumulative total stockholder return of companies in an industry peer group index compiled by us that consists of the same companies included in the industry peer group index shown in last year's proxy statement ("Old Peer Group"); and

> the cumulative total stockholder return of companies in an industry peer group index compiled by us that includes all of the public companies that we currently consider our peers ("New Peer Group").

We often update our Peer Group in response to changes occasioned by mergers, acquisitions and initial public offerings that occur in our industry. We believe the New Peer Group includes all publicly-traded issuers that derive a majority of their revenues from asset management business. The companies included in the Old Peer Group and the New Peer Group are:

    -------------------------------------------------------------------------------------------------------------------------------
    OLD PEER GROUP                                                      NEW PEER GROUP
    -------------------------------------------------------------------------------------------------------------------------------
    Affiliated Managers Group, Inc.(1)                                  Affiliated Managers Group, Inc. (1)
    Alliance Capital Management L.P.                                    Alliance Capital Management L.P.
    AMVESCAP Plc (2)                                                    AMVESCAP Plc (2)
    Atalanta Sosnoff Capital Corp.                                      Atalanta Sosnoff Capital Corp.
    Conning Corp. (3)                                                   Blackrock Inc. (11)
    Eaton Vance Corp.                                                   Conning Corp. (3)
    Federated Investors, Inc. (4)                                       Eaton Vance Corp.
    Franklin Resources, Inc.                                            Federated Investors, Inc. (4)
    John Nuveen & Co.                                                   Franklin Resources, Inc.
    Liberty Financial Companies (5)                                     Gabelli Asset Management, Inc. (12)
    Nvest L.P.                                                          John Nuveen & Co.
    Phoenix Investment Partners, Ltd. (6)                               Liberty Financial Companies (5)
    Pilgrim America Capital Corporation (7)                             Neuberger Berman Inc. (13)
    PIMCO Advisors Holdings, L.P. (8)                                   Nvest L.P.
    Pioneer Group, Inc.                                                 Phoenix Investment Partners, Ltd. (6)
    SEI Investments Company                                             Pilgrim America Capital Corporation (7)
    T. Rowe Price Associates                                            PIMCO Advisors Holdings, L.P. (8)
    Waddell & Reed Financial, Inc. (9)                                  Pioneer Group, Inc.
    Winmill & Co. Incorporated (10)                                     SEI Investments Company
                                                                        T. Rowe Price Associates
                                                                        Waddell & Reed Financial, Inc. (9)
                                                                        Winmill & Co. Incorporated (10)
    -------------------------------------------------------------------------------------------------------------------------------

------------
 (1) Included since its initial public offering in November 1997.

 (2) Included since the merger of INVESCO with AIM in May 1997.

 (3) Included since its initial public offering in December 1997.

 (4) Included since its initial public offering in May 1998.

 (5) Included since its acquisition of Colonial Group, Inc. in March 1995.

 (6) Included since its acquisition of Duff & Phelps Corp. in November 1995.

 (7) Included until its acquisition by Reliastar Financial Corp. in November 1999.

 (8) Included since February 1, 1998 (following its merger with Oppenheimer Capital, L.P. in December 1997).

 (9) Included since its initial public offering in March 1998.

(10) Changed its name from Bull & Bear Group, Inc. in April 1999.

(11) Included since its initial public offering in September 1999.

(12) Included since its initial public offering in February 1999.

(13) Included since its initial public offering in October 1999.

Because of these changes in the industry peer group index, SEC rules require us to present performance of both the Old Peer Group and the New Peer Group.

The graph assumes $100 invested at the closing price of the common stock on December 31, 1994 in UAM and each of the comparative indices.

Total return for UAM's common stock is determined on a yearly basis by adding
(a) the cumulative amount of dividends from January 1 to December 31 of the year in question (assuming dividend reinvestment) and (b) the difference between the closing price on December 31 of the prior year and on December 31 of the year in question, and then dividing this sum by (c) the closing price of UAM's common stock on December 31 of the year in question.

Total returns for the S&P 500, the Old Peer Group and the New Peer Group are determined on a yearly basis assuming dividend reinvestment.

The Old Peer Group and the New Peer Group indices were compiled on a weighted-average basis (market-capitalization basis, adjusted at the beginning of each year). For a component company that became publicly traded after December 31, 1994, its inclusion in the New Peer Group index was accomplished by re-allocating, as of the date the company went public, the total value of the index to include the new entity on a weighted-average basis.

[Graphic Omitted]

--------------------------------------------------------------------------------
December 31,         1994      1995      1996      1997      1998      1999
--------------------------------------------------------------------------------
UAM                 100.0     107.12    153.07    144.32    158.53    117.51
--------------------------------------------------------------------------------
S&P 500             100.0     137.58    169.17    225.61    290.09    351.13
--------------------------------------------------------------------------------
Old Peer Group      100.0     135.79    185.62    285.80    257.60    317.70
--------------------------------------------------------------------------------
New Peer Group      100.0     135.79    185.62    285.80    257.60    307.68
--------------------------------------------------------------------------------

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

During 1999, the following individuals served on the Compensation Committee:
Philip Scaturro, Robert J. Greenebaum and Barbara S. Thomas. None of these Directors was, during or before 1999, an officer or employee of UAM or any of our affiliates.

During 1999, UAM was a party to an agreement in which Mr. Scaturro, a member of our Compensation Committee, had an indirect interest. This transaction is described under "Governance of the Company -- Related Transactions."

SEC rules require disclosure of "interlocks," that is, certain circumstances where an officer of UAM might serve as a director or member of the compensation committee of another company, while an officer of that other company serves as a Director of UAM or member of our Compensation Committee. During 1999, UAM had no interlocks with other companies.

      REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
           NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
--------------------------------------------------------------------------------

Proposals for Inclusion in Proxy Statement   Under the rules of the SEC,
stockholder proposals intended to be presented at UAM's 2001 Annual Meeting of Stockholders must be received by us (sent to the attention of Joseph R. Ramrath, Secretary) at our principal executive offices by November 26, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting.

Other Proposals (Not for Inclusion in Proxy Statement)   Under our By-laws and
the rules of the SEC, a stockholder must follow certain procedures to nominate one or more individuals for election as a Director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to the Secretary of the Company at One International Place, Boston, MA 02110. Usually, the nomination or proposed item of business must be received:

(i) no later than the close of business on the 90th day, and

(ii) no earlier than the close of business on the 120th day,

before the first anniversary of the preceding year's annual meeting. However, if the annual meeting is held more than 30 days before, or more than 60 days after, the first anniversary of the preceding year's annual meeting, then the nomination or proposed item of business must be received no later than the 10th day following the day on which UAM first makes a public announcement of the date of the annual meeting, and:

(i) no later than the close of business on the 90th day, and

(ii) no earlier than the close of business on the 120th day,

before the annual meeting.

A nomination must contain the following information about the nominee:

> name;

> age;

> business and residence address;

> principal occupation or employment;

> the number of shares of UAM's common stock, if any, held by the nominee;

> the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a Director; and

> a signed consent of the nominee to serve as a Director of UAM, if elected.

Notice of a proposed item of business must include:

> a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

> the stockholder's name and address;

> the number of shares of UAM's common stock held by the stockholder (with supporting documentation where appropriate); and

> any material interest of the stockholder in such business.

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.
--------------------------------------------------------------------------------

Whether or not you plan to attend the Annual Meeting, please vote. You may vote electronically by using the Internet and telephone voting systems of our transfer agent, Equiserve. Instructions on voting electronically are printed on your Proxy Card. Or, you may vote by marking, signing, dating and promptly mailing your Proxy Card to EquiServe in the enclosed envelope. No postage is required for mailing in the United States.

                                        By order of the Board of Directors,

                                        Joseph R. Ramrath
                                        Secretary

March 24, 2000

                                                                   SKU 489-PS-00

                                     PROXY

                      UNITED ASSET MANAGEMENT CORPORATION

         THE BOARD OF DIRECTORS OF UNITED ASSET MANAGEMENT CORPORATION
                            IS SOLICITING THIS PROXY

The undersigned owns shares of Common Stock of United Asset Management Corporation ("UAM"). UAM's Annual Meeting of Stockholders will be held on Thursday, May 18, 2000, beginning at 9:30 a.m. at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts. The undersigned appoints each of Norton H. Reamer, William H. Park and Franklin H. Kettle, acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of Common Stock that the undersigned is entitled to vote, at this Annual Meeting and at any adjournment or postponement of this Annual Meeting.

The individuals named above will vote these shares as directed by the undersigned on this proxy.

IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THESE SHARES FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTORS OF UAM, FOR ITEM 2 AND FOR ITEM 3.

IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THIS ANNUAL MEETING, THE INDIVIDUALS NAMED ABOVE WILL HAVE THE DISCRETION TO VOTE THESE SHARES ON THOSE MATTERS.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
     SIDE            (PLEASE SIGN AND DATE ON REVERSE SIDE)            SIDE
-------------                                                      -------------

UNITED ASSET MANAGEMENT CORPORATION

   c/o EquiServe
   P.O. Box 9398
   Boston, MA 02205-9398

-----------------                          ----------------
VOTE BY TELEPHONE                          VOTE BY INTERNET
-----------------                          ----------------
It's fast, convenient, and immediate!      It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone       is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:              FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY             1. READ THE ACCOMPANYING PROXY
    STATEMENT/PROSPECTUS AND PROXY             STATEMENT/PROSPECTUS AND PROXY
    CARD.                                      CARD.

 2. CALL THE TOLL-FREE NUMBER               2. GO TO THE WEBSITE
    1-877-PRX-VOTE (1-877-779-8683).           HTTP://WWW.EPROXYVOTE.COM/UAM
    FOR SHAREHOLDERS RESIDING OUTSIDE
    THE UNITED STATES CALL COLLECT ON       3. ENTER YOUR 14-DIGIT VOTER CONTROL
    A TOUCH-TONE PHONE 1-201-536-8073.         NUMBER LOCATED ON YOUR PROXY CARD
                                               ABOVE YOUR NAME.
 3. ENTER YOUR 14-DIGIT VOTER CONTROL
    NUMBER LOCATED ON YOUR PROXY CARD       4. FOLLOW THE INSTRUCTIONS PROVIDED.
    ABOVE YOUR NAME.

 4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/uam
                                           anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

         [0489 - UNITED ASSET MANAGEMENT CORP.] [FILE NAME: UAM06A.ELX]
                   [VERSION - 3] [02/28/00] [orig. 02/17/00]

UAM06A                            DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

ITEM 1. TO ELECT THE FOLLOWING NOMINEES AS DIRECTORS                                                          FOR  AGAINST  ABSTAIN
        OF UAM TO SERVE UNTIL THE NEXT ANNUAL MEETING          ITEM 2. TO APPROVE UAM'S SECOND AMENDED AND    [ ]    [ ]      [ ]
        OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS                     RESTATED 1994 STOCK OPTION PLAN.
        ARE ELECTED AND QUALIFIED:
                                                               ITEM 3. TO RATIFY THE SELECTION OF             [ ]    [ ]      [ ]
        (01) Norton H. Reamer, (02) Harold J. Baxter,                  PRICEWATERHOUSECOOPERS LLP AS
        (03) John P. Clay, (04) Beverly L. Hamilton,                   INDEPENDENT ACCOUNTANTS OF UAM
        (05) George E. Handtmann, III, (06) Jay O. Light,              FOR THE FISCAL YEAR ENDING
        (07) David I. Russell, (08) Phillip Scaturro,                  DECEMBER 31, 2000.
        (09) John A. Shane and (10) Barbara S. Thomas
                                                                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]
                 FOR                  WITHHELD
                 ALL    [ ]      [ ]  FROM ALL                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]
               NOMINEES               NOMINEES

[ ] _________________________________________                          Please sign exactly as your name is printed on the proxy.
     FOR all nominees except as written above                          When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other
                                                                       representative capacity, please write title.



Owner:________________________________ Date:__________________ Co-owner:____________________________________ Date:_________________

         [0489 - UNITED ASSET MANAGEMENT CORP.] [FILE NAME: UAM06B.ELX]
                   [VERSION - 1] [02/17/00] [orig. 02/17/00]

UAM06B                           DETACH HERE